Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

NEW YORK, NY – May 7, 2020 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announced financial and operating results for the first quarter and declares its first quarter dividend.

Highlights

•	Net production of 5,152 barrels of oil equivalent per day (“boe/d”) for the first quarter 2020 (54% oil). Represents a 28% increase when compared to the fourth quarter of 2019

•	1.43 net, 61 gross wells were turned in line during the first quarter 2020

•	Four Hooks Ranch wells were turned in line on February 7, 2020

•

Aggressive cost cutting beginning March 12, 2020 inclusive of approximately 50% reduction in cash compensation for CEO for full year 2020 and meaningful reductions to Board of Directors compensation expenses

•	Updating full year 2020 cash G&A guidance to $7.25 million to $7.75 million. Represents an approximately 20% reduction from full year 2019

•	193 gross line of sight wells (2.41 net wells) permitted and in active development as of April 29, 2020

•	2.41 net line of sight wells includes 1.7 net wells in active development

•	Averaged seven rigs running on Falcon’s Eagle Ford position in the first quarter 2020 (currently four rigs running on position)

•	First quarter 2020 Net Income of $4.5 million(1), or $0.05 per Class A share

•	Adjusted EBITDA of $10.1 million for the first quarter 2020(2)

•	First quarter 2020 Free Cash Flow of $0.11 per share(2)

•	First quarter dividend declared of $0.025 per share, approximately a 23% payout ratio, will be paid on June 8, 2020 to all shareholders of record on May 25, 2020

(1)	Net Income shown includes amounts attributable to non-controlling interests

(2)	Please refer to the disclosure on pages 7-8 for the Reconciliation of Net Income to Non-GAAP Measures

Daniel Herz, President and Chief Executive Officer of Falcon commented, “While we are pleased with the performance of Falcon’s business in the first quarter, as we saw both production and net wells turned in line grow materially, we are wholly focused on the future.” Mr. Herz went on to say “As we consider the global economic toll resulting from the COVID-19 pandemic, the associated impact to the United States oil markets, and the curtailments that have already been announced, we have elected to be exceedingly cautious with our use of our free cash flow. Today, Falcon declared a dividend of $0.025 per Class A share which represents approximately 23% of our free cash flow for the first quarter 2020. The Board will consider the appropriate payout ratio on a quarter by quarter basis.” Mr. Herz continued saying “Falcon’s business model was designed to weather storms and the benefits of that design are showing today. Falcon continues to have modest leverage, a world class asset base, low costs and it is well positioned to perform in the midst of the current environment and thrive on the other side of it.”

Financial Update

Falcon realized prices of $43.10 per barrel (“bbl”) for crude oil, $1.94 per thousand cubic feet (“mcf”) for natural gas and $14.05/bbl for natural gas liquids (“NGL”) during the in the first quarter 2020.

Falcon reported Net Income of $4.5 million, or $0.05 per Class A common share, for the first quarter 2020, which includes amounts attributable to non-controlling interests. Falcon generated revenue of $13.6 million (approximately 80% oil) for the first quarter 2020. The Company reported Adjusted EBITDA (a non-GAAP measure as defined and reconciled on pages 7-8) of $10.1 million for the first quarter 2020.

Total cash operating costs for the first quarter 2020 were $3.6 million. General and administrative expense for the first quarter 2020, excluding non-cash stock-based compensation expense, was approximately $2.3 million, compared to $2.5 million for the fourth quarter 2019. This first quarter is inclusive of year end audit costs and does not include the full benefit of cost cutting measure put in place in March 2020.

As of March 31, 2020, the Company had $45.3 million of borrowings on its revolving credit facility, and $2.2 million of cash on hand, resulting in a net debt of approximately $43.1 million at the end of quarter. Falcon’s Net Debt / LTM EBITDA ratio was 0.95x at March 31, 2020.(3) Effective May 1, 2020, in connection with the Company’s spring redetermination, the borrowing base decreased from $90 million to $70 million.

(3)

Calculated by dividing the sum of total debt outstanding less cash on hand as of March 31, 2020 by Adjusted EBITDA for the trailing 12-month period, as per Falcon’s credit agreement dated August 23, 2018, as amended from time to time.

First Quarter 2020 Dividend

Falcon’s Board of Directors declared a dividend of $0.025 per Class A share for the first quarter 2020. During the first quarter 2020, the Company generated pro-forma free cash flow per share of $0.11(4) (as described and reconciled on page 7-8). The dividend for the first quarter 2020 will be paid on June 8, 2020 to all Class A shareholders of record on May 25, 2020. The first quarter 2020 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

(4)

The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86.5 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.5 million unvested restricted stock awards (RSAs) which receive dividend equivalent rights (“DER”) on a quarterly basis

Operational Results

Falcon’s production averaged 5,152 boe/d during the first quarter 2020, of which approximately 54% was oil. Eagle Ford production was approximately 60% oil during the first quarter 2020. Falcon had 61 gross wells turned in line (1.43 net wells) with an average NRI of approximately 2.35% during the first quarter 2020. This compares to 73 gross wells turned in line (0.59 net wells) during the fourth quarter of 2019.

Falcon currently has 2,011 producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.31%.

As of April 29, 2020, the Company had 193 line of sight wells (2.41 net wells) with an average NRI of 1.25% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line of Sight Wells (As of April 29, 2020)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	72	0.7	0.97%
Waiting on completion	96	1.56	1.63%
Waiting on connection	25	0.15	0.62%

Total line of sight	193	2.41	1.25%

During the three months ended March 31, 2020, Falcon acquired approximately 49 net royalty acres through two transactions in the Eagle Ford Shale for a total cost of approximately $2.1 million. The transactions were funded using cash on hand and availability on the Company’s revolving credit facility.

Full Year Guidance

Given the ongoing uncertainty, continued market volatility, and production curtailments expected over the coming months, Falcon’s original 2020 guidance should not be relied upon. Further guidance has been temporarily suspended. During this suspension, the company may provide periodic updates, as appropriate.

Falcon is updating the Company’s full year 2020 cash G&A guidance to $7.25 million to $7.75 million.

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss first quarter 2020 results on Friday, May 8, 2020 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0701). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on May 8, 2020. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888)-539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (151920#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted minerals rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 75,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, resource and production potential, Falcon’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Oil and gas sales	$13,600	$21,258

Expenses:
Production and ad valorem taxes	854	1,128
Marketing and transportation	397	784
Amortization of royalty interests in oil & gas properties	3,674	3,511
General, administrative and other	3,073	2,504

Total expenses	7,998	7,927

Operating income	5,602	13,331
Other income (expense):
Other income	31	31
Interest expense	(680)	(654)

Total other income (expense)	(649)	(623)

Income before income taxes	4,953	12,708
Provision for income taxes	444	1,405

Net income	4,509	11,303
Net income attributable to non-controlling interests	(2,304)	(5,921)

Net income attributable to shareholders	$2,205	$5,382

Class A common shares (basic and diluted)	$0.05	$0.12

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,189	$2,543
Accounts receivable	5,846	7,889
Prepaid expenses	1,096	1,182

Total current assets	9,131	11,614
Royalty interests in oil & gas properties, net of accumulated amortization	217,619	219,192
Property and equipment, net of accumulated depreciation	505	517
Deferred tax asset, net	55,908	56,352
Other assets	3,798	2,530

Total assets	$286,961	$290,205

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,107	$2,206
Other current liabilities	590	—

Total current liabilities	1,697	2,206

Credit facility	45,250	42,500
Other non-current liabilities	1,290	473

Total liabilities	48,237	45,179

Shareholder’s equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	125,921	129,127
Non-controlling interests	112,794	115,890
Retained earnings	—	—

Total shareholder’s equity	238,724	245,026

Total liabilities and shareholder’s equity	$286,961	$290,205

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as Net Income plus interest expense, net, depletion expense, provision for income taxes and share-based compensation. We define Pro-forma Free Cash Flow as Net Income plus depletion expense, provision for income taxes and share-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of Net Income as determined by GAAP. We exclude the items listed above from Net Income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, Net Income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

	Three Months Ended March 31, 2020	Fully Converted Per Share Basis Three Months Ended March 31, 2020 (1)
Net Income	$4,509	$0.05
Interest expense (2)	680	0.01
Depletion and depreciation	3,700	0.04
Share-based compensation	724	0.01
Income taxes	444	0.01

Adjusted EBITDA	$10,057	$0.12

Interest expense (2)	(680)	(0.01)

Pro-forma Free Cash Flow	$9,377	$0.11

(1)

Per share information is presented on a fully converted basis and includes both the 46.5 million Class A common shares (inclusive of 0.5 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of March 31, 2020. As such, Net Income per fully converted share in this schedule is not comparable to earnings per share (EPS) of $0.05 for the period ended March 31, 2020 as shown on the Statement of Operations.

(2)	Interest expense includes amortization of deferred financing costs.

Calculation of cash available for dividends for the first quarter 2020 (in thousands):

Three Months Ended March 31, 2020
Adjusted EBITDA	$10,057
Interest expense	(680)

Net cash available for distribution	$9,377

Cash to be distributed to non-controlling interests	$1,000

Cash to be distributed to Falcon Minerals Corp.	$1,150

Dividends to be paid to Class A shareholders	$1,150

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Production Data:
Oil (bbls)	253,528	274,978
Natural gas (boe)	144,835	172,687
Natural gas liquids (bbls)	70,474	72,891

Combined volumes (boe)	468,837	520,556

Average daily combined volume (boe/d)	5,152	5,784

Average sales prices:
Oil (bbls)	$43.10	$59.46
Natural gas (mcf)	$1.94	$3.29
Natural gas liquids (bbls)	$14.05	$18.23
Combined per boe	$28.70	$40.51

Average costs ($/boe):
Production and ad valorem taxes	$1.82	$2.17
Marketing and transportation expense	$0.85	$1.51
Cash general and administrative expense	$4.96	$4.81
Interest expense, net	$1.45	$1.26
Depletion	$7.84	$6.74

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com